Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr. Senior Executive Vice President and Chief Financial Officer (814) 728-7242

Northwest Bank Completes First Niagara Office Acquisition

Acquires 18 Full-Service Offices in Western New York; Adds More than 80,000 New Customers

Warren, Pennsylvania - September 12, 2016

Northwest Bank, a subsidiary of Northwest Bancshares, Inc. (NasdaqGS: NWBI), announced the completion of its acquisition on September 9, 2016 of 18 full-service offices and one free standing drive-thru facility in Western New York from First Niagara Bank, increasing Northwest’s New York regional presence to 37 offices.

Northwest has converted the acquired offices and transitioned all customer accounts. Those locations opened as Northwest Bank offices on Monday morning, September 12, 2016, with 180 new team members servicing 80,000 new customers with deposits of approximately $1.6 billion. As a result of the acquisition, Northwest Bank now has 176 locations throughout Pennsylvania, New York, Ohio and Maryland.

“We are pleased to have successfully completed the most significant acquisition in the 120 year history of our company” said William J Wagner, Northwest’s Chief Executive Officer. “We extend a warm welcome to our new customers as well as the employees of these offices who will continue to serve them. This acquisition is a tremendous opportunity for Northwest to expand its presence in western New York, and we remain firmly committed to playing a larger role in the future success of the region.”

Customers with questions about the transition of their accounts are encouraged to stop by any Northwest office during business hours; call Northwest’s Customer Service at 1-877-672-5678; or visit www.northwest.com.
Boenning & Scattergood served as financial advisor and Luse Gorman, PC served as legal counsel to Northwest in this transaction.
Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 167 full-service community banking offices and nine free standing drive-thru facilities in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward Looking Statements
This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) costs or difficulties related to the integration of the business of the acquired branches following the closing of the transaction; (2) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (3) changes in general business, industry or economic conditions or competition; (4) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (5) adverse changes or conditions in the capital and financial markets; (6) changes in interest rates or credit availability; (7) changes in the quality or composition of loan and investment portfolios; (8) adequacy of loan loss reserves and changes in loan default and charge-off rates; (9) increased competition and its effect on pricing, spending, third-party relationships and revenues; (10) continued relationships with major customers; (11) deposit attrition, necessitating increased borrowings to fund loans and investments; (12) rapidly changing technology; (13) unanticipated regulatory or judicial proceedings and liabilities and other costs; (14) changes in the cost of funds, demand for loan products or demand for financial services; and (15) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and Northwest Bancshares, Inc. undertakes no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by Northwest Bancshares, Inc. with the SEC, including Northwest Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, respectively.